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                                                                   EXHIBIT 10b


                     THIRD MODIFICATION OF CREDIT AGREEMENT

         THIS THIRD MODIFICATION OF CREDIT AGREEMENT (the "Agreement") is made and entered into to be effective as of the 31st day of May, 1996, by and among SUN TELEVISION AND APPLIANCES, INC. (the "Borrower"), NATIONAL CITY BANK OF COLUMBUS, FORMERLY KNOWN AS NATIONAL CITY BANK, COLUMBUS, THE HUNTINGTON NATIONAL BANK (collectively, the "Banks") and NATIONAL CITY BANK OF COLUMBUS, as agent for the Banks (the "Agent").

                             BACKGROUND INFORMATION

         A. On September 13, 1994, the parties hereto entered into a credit transaction as evidenced by that certain Credit Agreement dated as of September 13, 1994, and executed by and between the parties hereto (the "Credit Agreement"), pursuant to which the Banks agreed to advance credit financing (collectively, the "Revolving Credit Loans") to the Borrower up to the aggregate principal amount of Twenty-Seven Million, Eight Hundred Thousand Dollars ($27,800,000.00), as evidenced by (a) that certain Revolving Credit Note dated as of September 13, 1994, and made by the Borrower payable to the order of National City Bank of Columbus, in the original principal amount of Eighteen Million, Five Hundred Thirty-Three Thousand, Three Hundred Thirty-Three and 33/100 Dollars ($18,533,333.33), and (b) that certain Revolving Credit Note dated as of September 13, 1994, made by the Borrower payable to the order of The Huntington National Bank in the original principal amount of Nine Million, Two Hundred Sixty-Six Thousand, Six Hundred Sixty- Six and 67/100 Dollars ($9,266,666.67) (collectively, the "Notes").

         B. On August 7, 1995, the parties hereto modified and amended certain of the terms of the Credit Agreement pursuant to the terms of that certain First Modification of Credit Agreement dated as of August 7, 1995, and executed by and between the parties hereto (the "First Modification"), pursuant to which the Banks agreed to increase the amount of aggregate credit financing available to the Borrower under the Credit Agreement and the Notes from the amount of Twenty-Seven Million, Eight Hundred Thousand Dollars ($27,800,000.00) to Forty-Five Million Dollars ($45,000,000.00), as evidenced by (a) that certain First Replacement Revolving Credit Note dated as of August 7, 1995, and made by the Borrower payable to the order of National City Bank of Columbus, in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00), and
(b) that certain First Replacement Revolving Credit Note dated as of August 7, 1995, and made by the Borrower payable to the order of The Huntington National Bank in the original principal amount of Twenty Million Dollars ($20,000,000.00).

         C. On August 9, 1995, the parties hereto modified and amended certain of the terms of the Credit Agreement pursuant to the terms of that certain
Second Modification of Credit Agreement dated as of August 9, 1995, and executed by and between the parties hereto (the "Second Modification") (the said First Modification and Second Modification being collectively referred to herein as the "Previous Modifications"), pursuant to which the Banks agree to increase the amount of aggregate credit financing available to the Borrower under the Credit Agreement and the Notes from the amount of Forty-Five Million Dollars ($45,000,000.00) to Fifty Million Dollars ($50,000,000.00).
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         D. The Borrower has requested that the Banks, and the Banks have agreed to, modify the definition of "Net Earnings Available for Fixed Charges" as contained in Section 1.1 of the Credit Agreement and both the Other Liens and Fixed Charge Coverage covenants contained in Section 7.2 and Section 7.9, respectively, of the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Modification of Net Earnings Available for Fixed Charges Definition. The definition of "Net Earnings Available for Fixed Charges" contained in
Section 1.1 of the Credit Agreement appearing on page 11 thereof is hereby modified to read in its entirety as follows:

         "'Net Earnings Available for Fixed Charges' of any Person shall mean, for any period for which the amount thereof is to be determined, the Net Earnings of such Person for such period but before deduction of (i) income taxes of such Person for such period, (ii) Fixed Charges of such Person for such period, and (iii) any extraordinary, nonrecurring charge for restructuring or reorganization not in excess of Two Million Dollars ($2,000,000.00) for the period ending June 1, 1996."

         2. Modification of Subsection 7.2(k). Until the later of March 1, 1997, or the Borrower is in full compliance with the Credit Agreement, Subsection 7.2(k) of the Credit Agreement appearing on page 42 thereof is hereby modified to read in its entirety as follows:

         "(k) Other Liens. The Borrower and the Subsidiaries may create, incur and suffer to exist any other Lien an any property to secure Indebtedness of the Borrower or any Subsidiary, provided that the Indebtedness secured by such Lien is permitted by Subsection 7.1(d), provided, further, that the Borrower and the Subsidiary shall not be permitted to create, incur or suffer to exist any Lien on any property of the Borrower or any Subsidiary to secure Indebtedness of the Borrower or any Subsidiary under the Credit Agreement pursuant to this subsection (k) unless (i) an equal ratable Lien is granted to the Banks and Agent, and (ii) the Borrower or the Subsidiaries shall have received the express written consent of the Banks and Agent, which such consent shall not be unreasonably withheld."

         3. Modification of Section 7.9. Section 7.9 of the Credit Agreement appearing on page 46 thereof is hereby modified to read in its entirety as follows:

         "7.9 Fixed Charge Coverage. The Borrower will not (a) as of the end of any fiscal quarter from the date hereof to and including November 30, 1996, permit Consolidated Net Earnings Available for Fixed Charges of the Borrower and the Subsidiaries for the period of the four then most recently completed fiscal quarters of the Borrower to be less than 100% of Consolidated Fixed Charges of the Borrower and the Subsidiaries for such period; (b) as of the end of any fiscal quarter from December 1, 1996, to and including March 1, 1997, permit Consolidated Net Earnings Available for Fixed Charges of the Borrower and the Subsidiaries for the

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         period of the four then most recently completed fiscal quarters of the
         Borrower to be less than 125% of Consolidated Fixed Charges of the Borrower and the Subsidiaries for such period; and (c) as of the end of any fiscal quarter from and after March 2, 1997, permit Consolidated Net Earnings Available for Fixed Charges of the Borrower and the Subsidiaries for the period of the four then most recently completed fiscal quarters of the Borrower to be less than 150% of Consolidated Fixed Charges of the Borrower and the Subsidiaries for such period."

         4. Costs and Expenses. The Borrower agrees to pay and reimburse each of the Banks, and to indemnify and hold the Banks harmless from and against any and all costs, expenses, fees, liabilities, disbursements or other amounts paid or payable by the Banks in connection with the preparation, negotiation and execution of this Agreement and any other amendments and modifications to the Loan Documents.

         5. Confirmation of Obligations. The Borrower hereby agrees to pay, perform and observe all of the indebtedness, covenants and obligations of the Borrower under the Credit Agreement, as the same has been modified and amended by the Previous Modifications and further modified and amended hereby. Except as modified and amended by the Previous Modifications and by this Agreement, the Credit Agreement remains unchanged and in full force and effect as written. The Borrower hereby ratifies and confirms in all respects each and every promise, covenant, agreement, condition, term and provision of the Credit Agreement, and all of the Borrower's duties and obligations thereunder, as the same is modified and amended by the Previous Modifications and further modified and amended hereby.

         6. Effectiveness of Agreement. This Agreement shall become effective upon satisfaction of the following conditions: (I) the due authorization, execution and delivery of this Agreement, and (ii) no condition or event shall exist that constitutes a Default or an Event of Default other than that which is addressed by Section 3 of this Agreement.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         SUN TELEVISION AND APPLIANCES, INC.

                                         By:  /s/ Steven A. Martin
                                             -----------------------------------
                                              Steven A. Martin
                                         Title: Executive Vice President, Chief
                                                Financial Officer and Treasurer


                                         THE HUNTINGTON NATIONAL BANK,
                                         AS A BANK

                                         By:  /s/ Frank G. Bozick
                                             -----------------------------------
                                              Frank G. Bozick
                                         Title: Senior Vice President


                                         NATIONAL CITY BANK OF COLUMBUS,
                                         AS AGENT AND AS A BANK

                                         By:   /s/ Ralph A. Kaparos
                                             -----------------------------------
                                             Ralph A. Kaparos
                                         Title: Senior Vice President


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